Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces $929 Million Profit Excluding Special Items
Company reports GAAP profit of $363 million, after $185 million in profit sharing expense

ATLANTA, Oct. 20, 2010 – Delta Air Lines (NYSE:DAL) today reported financial results for the September 2010 quarter.  Key points include:

•	Delta’s net income for the September 2010 quarter was $929 million, or $1.10 per diluted share, excluding special items1. This is an $878 million improvement year over year.
•	Delta’s GAAP net income was $363 million, or $0.43 per diluted share, for the September 2010 quarter.
•
Results include $185 million in profit sharing expense, in recognition of Delta employees’ achievements toward meeting the company’s financial targets, bringing total profit sharing expense for the year to date to $275 million.

•	Delta executed $750 million in debt reduction and delevering initiatives during the quarter and ended the September 2010 quarter with $5.5 billion in unrestricted liquidity.

“This quarter’s profit is evidence of the success of our merger.  We are making progress toward our goal of consistent profitability with 10-12% annual operating margins and we expect to be profitable for the December quarter,” said Richard Anderson, Delta’s chief executive officer.  “These results would not have been possible without the hard work and dedication of the Delta people and we are pleased to recognize their contributions with an additional $185 million this quarter for our profit sharing program.”

Revenue Environment
Total operating revenue for the September 2010 quarter was $9.0 billion, an increase of $1.4 billion, or 18%, compared to the same period last year.

•	Passenger revenue increased 19%, or $1.3 billion, compared to the prior year period on 2% higher capacity. Passenger unit revenue (PRASM) increased 16%, driven by a 16% improvement in yield.

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•	Cargo revenue increased 28%, or $50 million, on both higher volume and yield.
•	Other, net revenue increased 9%, or $75 million, primarily due to baggage fees.

Comparisons of revenue-related statistics are as follows:
		Increase (Decrease)
		3Q10 versus 3Q09
		Change	Unit
Passenger Revenue	3Q10 ($M)	YOY	Revenue	Yield	Capacity
Domestic	$ 3,259	12%	9%	11%	3%
Atlantic	1,698	25%	25%	23%	1%
Pacific	881	54%	45%	36%	6%
Latin America	366	24%	16%	15%	7%
Total mainline	6,204	21%	18%	18%	3%
Regional	1,571	12%	13%	14%	(1)%
Consolidated	$ 7,775	19%	16%	16%	2%

“Delta’s revenue performance exceeded our expectations for the quarter, with especially strong performance from our international markets,” said Ed Bastian, Delta’s president.  “We see demand strength through the holiday period and expect solid year over year unit revenue growth for the December quarter.”

Cost Performance
In the September 2010 quarter, Delta’s operating expense increased $577 million year over year due to higher fuel price, profit sharing expense and maintenance expense, which were partially offset by incremental merger cost synergies.

Consolidated unit cost (CASM2), excluding fuel, profit sharing and special items, was flat in the September 2010 quarter on a year-over-year basis, on 2% higher capacity.  Consolidated CASM increased 6% due to higher fuel price and profit sharing expense.

Non-operating expenses excluding special items decreased $23 million on lower debt discount amortization from Delta’s debt reduction initiatives.  Including special items, non-operating expenses were $254 million higher than the prior year quarter due to a primarily non-cash loss on extinguishment of debt, including the write-off of unamortized debt discount recorded as part of the Northwest merger.

Fuel Price and Related Hedges
Delta hedged 51% of its fuel consumption for the September 2010 quarter, for an average fuel price3 of $2.29 per gallon.  The table below represents fuel hedges Delta had in place as of Oct. 15, 2010:

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	4Q10	1Q11	2Q11	3Q11
Call options	21%	20%	32%	19%
Collars	20%	19%	9%	12%
Swaps	23%	17%	5%	3%
Total	64%	56%	46%	34%

Average crude call strike	$ 83	$ 83	$ 85	$ 86
Average crude collar cap	87	90	84	89
Average crude collar floor	75	75	73	76
Average crude swap	77	79	81	81

Liquidity Position
As of Sep. 30, 2010, Delta had $5.5 billion in unrestricted liquidity, including $3.9 billion in cash and short-term investments and $1.6 billion in undrawn revolving credit facilities.  During the September 2010 quarter, operating cash flow was $515 million, driven by the company’s profitability partially offset by the normal seasonal decline in advance ticket sales.  Free cash flow was $150 million in the September 2010 quarter.

Capital expenditures during the quarter were $360 million, which included $305 million for investments in aircraft, parts and modifications.

In the September 2010 quarter, Delta successfully completed $750 million in debt reduction and delevering initiatives.  The initiatives included successfully tendering for $300 million of the company's debt, achieving $160 million of debt relief through vendor negotiations, repurchasing $153 million in debt through open market transactions and private purchases, calling $75 million of 9.5% Senior Secured Notes due 2014 and reducing the company's lease expense by purchasing aircraft off lease.

Debt maturities in the September 2010 quarter were $295 million.  The company issued $225 million of debt for aircraft purchases.  At Sep. 30, Delta’s adjusted net debt was $15.2 billion, a $400 million reduction from June 30, 2010.

“Building a solid financial foundation through debt reduction and cost discipline is a cornerstone of Delta’s strategy,” said Hank Halter, Delta’s chief financial officer.  “Through the hard work of the Delta team, we have lowered our adjusted net debt by nearly $2 billion since the end of 2009 and will reduce our non-fuel unit costs by 1% for the year.”

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Company Highlights
Delta has a strong commitment to employees, customers and the communities it serves.  Key accomplishments in 2010 to date include:
•	Accruing $275 million in employee profit sharing to date, in recognition of the achievements of all Delta employees toward meeting the company’s financial targets;
•
Unveiling plans for a $1.2 billion enhancement and expansion project at John F. Kennedy International Airport to create a state-of-the-art facility.  Delta also introduced improvements to the Sky Club experience at New York-JFK with the introduction of full-service made-to-order meals and premium beverage service and is reinventing the customer dining experience at New York's LaGuardia Airport with the introduction of 13 new food and beverage concepts;

•
Expanding Delta’s network to offer customers the routes they want and need to do business worldwide.  Additions to the network include more frequencies between Delta’s US gateways and London-Heathrow, new service to Tokyo-Haneda beginning in February 2011 and increased service to Africa where Delta serves more destinations than any other US carrier;

•
Enhancing Delta’s global alliance network with TAROM, Romania’s flag carrier, and Vietnam Airlines joining SkyTeam and supporting the decision of China Eastern and China Airlines to join SkyTeam in 2011;

•	Signing a new codesharing agreement with Hawaiian Airlines that will offer Delta's customers access to connecting flights within the Hawaiian Islands;
•
Issuing Delta’s Corporate Responsibility Report detailing the company’s environmental, safety and community service performance over the past two years, including reducing annual CO2 emissions and implementing the airline industry’s first comprehensive in-flight recycling program;

•
Launching a new advertising campaign reflecting Delta’s commitment to face the daily challenges of making flying better.  The campaign began in New York and is expanding to other cities, including Atlanta, London and Tokyo;

•	Launching the industry's first social media 'Ticket Window' to permit bookings directly from Delta’s Facebook page and other social media sites; and
•
Promoting awareness of breast cancer research with a new Boeing 767-400 signature "pink plane;" online with a virtual lemonade stand on Facebook and SkyMiles donations to The Breast Cancer Research Foundation when customers download the Delta iPhone application or use the app to check in; and onboard by donating proceeds from pink lemonade and jelly bean sales.

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Special Items
Delta recorded special items totaling a $566 million charge in the September 2010 quarter, including:
•	$360 million in primarily non-cash loss on extinguishment of debt;
•	$153 million in costs related to the Comair fleet reduction; and
•	$53 million in merger-related expenses.

Delta recorded special items totaling a $212 million charge in the September 2009 quarter, including:
•	$83 million in non-cash loss on extinguishment of debt;
•	$78 million in merger-related expenses; and
•	$51 million in severance and related costs.

December 2010 Quarter Guidance
Delta’s projections for the December 2010 quarter are below.
4Q 2010 Forecast

Operating margin	6 – 8%
Fuel price, including taxes and hedges	$ 2.45
Capital expenditures	$ 300 million
Total liquidity at end of period	$ 5.2 billion

4Q 2010 Forecast (compared to 4Q 2009)

Consolidated unit costs – excluding fuel expense and profit sharing	Down 3 – 5%
Mainline unit costs – excluding fuel expense and profit sharing	Down 1 – 3%

System capacity	Up 5 – 7%
Domestic	Up 3 – 5%
International	Up 10 – 12%

Mainline capacity	Up 6 – 8%
Domestic	Up 5 – 7%
International	Up 10 – 12%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and nine months ended Sep. 30, 2010 and 2009; a statistical summary for those periods; selected balance sheet data as of Sep. 30, 2010 and Dec. 31, 2009; and a reconciliation of certain non-GAAP financial measures.

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About Delta
Delta Air Lines serves more than 160 million customers each year. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 351 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs more than 75,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and 50 Delta Sky Clubs in airports worldwide. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

Endnotes
1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.
2 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties, Delta’s vacation wholesale operations (MLT) and Delta’s dedicated freighter operations through 2009. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues Delta received for providing aircraft maintenance and staffing services to third parties, MLT and freighter operations through 2009.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s consolidated operations.
3 Delta’s September 2010 quarter average fuel price of $2.29 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; the effects of weather, natural disasters and seasonality on our business; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Oct. 20, 2010, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended Sep. 30,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$6,204	$5,122	$1,082	21%
Regional carriers	1,571	1,402	169	12%
Total passenger revenue	7,775	6,524	1,251	19%
Cargo	227	177	50	28%
Other, net	948	873	75	9%
Total operating revenue	8,950	7,574	1,376	18%

Operating Expense:
Aircraft fuel and related taxes	2,023	1,973	50	3%
Salaries and related costs	1,669	1,722	(53)	-3%
Contract carrier arrangements(1)	1,236	1,009	227	22%
Aircraft maintenance materials and outside repairs	405	334	71	21%
Contracted services	398	390	8	2%
Passenger commissions and other selling expenses	404	384	20	5%
Depreciation and amortization	375	385	(10)	-3%
Landing fees and other rents	331	340	(9)	-3%
Passenger service	190	181	9	5%
Aircraft rent	92	123	(31)	-25%
Profit sharing	185	-	185	NM
Restructuring and merger-related items	206	129	77	60%
Other	433	400	33	8%
Total operating expense	7,947	7,370	577	8%

Operating Income	1,003	204	799	NM

Other (Expense) Income:
Interest expense	(256)	(217)	(39)	18%
Amortization of debt discount, net	(53)	(102)	49	-48%
Interest income	7	4	3	75%
Loss on extinguishment of debt	(360)	(83)	(277)	NM
Miscellaneous, net	25	15	10	67%
Total other expense, net	(637)	(383)	(254)	66%

Income (Loss) Before Income Taxes	366	(179)	545	NM

Income Tax (Provision) Benefit	(3)	18	(21)	NM

Net Income (Loss)	$363	$(161)	$524	NM

Basic Earnings (Loss) per Share	$0.43	$(0.19)
Diluted Earnings (Loss) per Share	$0.43	$(0.19)

Basic Weighted Average Shares Outstanding	835	828
Diluted Weighted Average Shares Outstanding	842	828

(1) Contract carrier arrangements expense includes $383 million and $251 million for the three months ended Sep. 30, 2010 and 2009, respectively, for aircraft fuel and related taxes. The operations under contract carrier arrangements with Mesaba and Compass Airlines are included only for the three months ended Sep. 30, 2010 as these formerly wholly-owned subsidiaries were sold on July 1, 2010.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended Sep. 30,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$16,170	$14,053	$2,117	15%
Regional carriers	4,420	3,975	445	11%
Total passenger revenue	20,590	18,028	2,562	14%
Cargo	614	535	79	15%
Other, net	2,762	2,695	67	2%
Total operating revenue	$23,966	$21,258	$2,708	13%

Operating Expense:
Aircraft fuel and related taxes	5,666	5,678	(12)	-%
Salaries and related costs	5,043	5,151	(108)	-2%
Contract carrier arrangements(1)	3,125	2,882	243	8%
Aircraft maintenance materials and outside repairs	1,174	1,150	24	2%
Contracted services	1,156	1,176	(20)	-2%
Passenger commissions and other selling expenses	1,145	1,069	76	7%
Depreciation and amortization	1,139	1,152	(13)	-1%
Landing fees and other rents	968	971	(3)	-%
Passenger service	493	477	16	3%
Aircraft rent	305	363	(58)	-16%
Profit sharing	275	-	275	NM
Restructuring and merger-related items	342	286	56	20%
Other	1,212	1,181	31	3%
Total operating expense	22,043	21,536	507	2%

Operating Income (Loss)	1,923	(278)	2,201	NM

Other (Expense) Income:
Interest expense	(780)	(647)	(133)	21%
Amortization of debt discount, net	(170)	(304)	134	-44%
Interest income	30	23	7	30%
Loss on extinguishment of debt	(360)	(83)	(277)	NM
Miscellaneous, net	(55)	63	(118)	NM
Total other expense, net	(1,335)	(948)	(387)	41%

Income (Loss) Before Income Taxes	588	(1,226)	1,814	NM

Income Tax (Provision) Benefit	(14)	14	(28)	NM

Net Income (Loss)	$574	$(1,212)	$1,786	NM

Basic Earnings (Loss) per Share	$0.69	$(1.47)
Diluted Earnings (Loss) per Share	$0.68	$(1.47)

Basic Weighted Average Shares Outstanding	834	826
Diluted Weighted Average Shares Outstanding	842	826

(1) Contract carrier arrangements expense includes $923 million and $658 million for the nine months ended Sep. 30, 2010 and 2009, respectively, for aircraft fuel and related taxes. The operations under contract carrier arrangements with Mesaba and Compass Airlines are included only from July 1 through Sep. 30, 2010 as these formerly wholly-owned subsidiaries were sold on July 1, 2010.

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	Sep. 30,	Dec. 31,
(in millions)	2010	2009
	(Unaudited)
Cash and cash equivalents	$3,436	$4,607
Short-term investments	439	71
Restricted cash, cash equivalents and short-term investments (short-term and long-term)	456	444
Total assets	43,153	43,539
Total debt and capital leases, including current maturities	15,365	17,198
Total stockholders' equity	715	245

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Three Months Ended Sep. 30,
	2010		2009		Change

Consolidated(1):
Revenue Passenger Miles (millions)	54,675		53,371		2%
Available Seat Miles (millions)	63,658		62,234		2%
Passenger Mile Yield	14.22	¢	12.22	¢	16%
Passenger Revenue per Available Seat Mile (PRASM)	12.21	¢	10.48	¢	16%
Operating Cost Per Available Seat Mile (CASM)	12.22	¢	11.56	¢	6%
CASM excluding Certain Items - See Note A	11.61	¢	11.35	¢	2%
CASM excluding Fuel and Certain Items(2) - See Note A	7.84	¢	7.82	¢	0%
Passenger Load Factor	85.9%		85.8%		0.1	pts
Fuel Gallons Consumed (millions)	1,051		1,043		1%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.29		$2.13		8%
Number of Aircraft in Fleet, End of Period	821		1,001		(180)	Aircraft
Full-Time Equivalent Employees, End of Period	79,005		81,740		-3%

Mainline:
Revenue Passenger Miles (millions)	47,984		46,552		3%
Available Seat Miles (millions)	55,276		53,772		3%
Operating Cost Per Available Seat Mile (CASM)	11.02	¢	10.54	¢	5%
CASM excluding Certain Items - See Note A	10.59	¢	10.31	¢	3%
CASM excluding Fuel and Certain Items - See Note A	7.05	¢	6.94	¢	2%
Fuel Gallons Consumed (millions)	856		845		1%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.29		$2.18		5%
Number of Aircraft in Fleet, End of Period	725		750		(25)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under our contract carrier arrangements.
2 Excludes $383 million and $251 million for the September 2010 and 2009 quarters, respectively, for fuel expense incurred under contract carrier arrangements.

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Nine Months Ended Sep. 30,
	2010		2009		Change

Consolidated(1):
Revenue Passenger Miles (millions)	146,936		145,384		1%
Available Seat Miles (millions)	175,657		177,003		-1%
Passenger Mile Yield	14.01	¢	12.40	¢	13%
Passenger Revenue per Available Seat Mile (PRASM)	11.72	¢	10.19	¢	15%
Operating Cost Per Available Seat Mile (CASM)	12.28	¢	11.85	¢	4%
CASM excluding Certain Items - See Note A	11.93	¢	11.69	¢	2%
CASM excluding Fuel and Certain Items (2) - See Note A	8.18	¢	8.16	¢	0%
Passenger Load Factor	83.6%		82.1%		1.5	pts
Fuel Gallons Consumed (millions)	2,887		2,951		-2%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.28		$2.15		6%
Number of Aircraft in Fleet, End of Period	821		1,001		(180)	Aircraft
Full-Time Equivalent Employees, End of Period	79,005		81,740		-3%

Mainline:
Revenue Passenger Miles (millions)	127,913		126,169		1%
Available Seat Miles (millions)	151,528		152,141		0%
Operating Cost Per Available Seat Mile (CASM)	11.17	¢	10.92	¢	2%
CASM excluding Certain Items - See Note A	10.87	¢	10.74	¢	1%
CASM excluding Fuel and Certain Items - See Note A	7.36	¢	7.28	¢	1%
Fuel Gallons Consumed (millions)	2,335		2,378		-2%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.28		$2.24		2%
Number of Aircraft in Fleet, End of Period	725		750		(25)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under our contract carrier arrangements.
2 Excludes $923 million and $658 million for the nine months ended Sep. 30, 2010 and 2009 quarters, respectively, for fuel expense incurred under contract carrier arrangements.

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•           We sometimes use information that is derived from our Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•           Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•           Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•           Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

•           Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash.

•           Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of additional assets needed to satisfy the debt.

•           Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•           Consolidated and Mainline CASM excludes ancillary businesses not associated with the generation of a seat mile.  These businesses include aircraft maintenance and staffing services Delta provides to third parties, Delta’s vacation wholesale operations and its dedicated freighter operations, which we discontinued on Dec. 31, 2009.

•           Delta excludes profit sharing expense from CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the airline industry and prior year results.

	Three Months Ended Sep. 30,
(in millions)	2010	2009
Net income (loss)	$363	$(161)
Items excluded:
Loss on extinguishment of debt	360	83
Restructuring and merger-related items	206	129
Net income excluding special items	$929	$51
Diluted weighted average shares outstanding	842
Earnings per share excluding special items	$1.10

Three Months Ended
(in millions)	Sep. 30, 2010
Flight equipment, including advance payments (GAAP)	$304
Ground property and equipment, including technology (GAAP)	93
Adjustments:
Proceeds on sale of subsidiary	(21)
Other	(15)
Total capital expenditures	$361

Three Months Ended
(in millions)	Sep. 30, 2010
Payment on long-term debt and capital lease obligations	$924
Adjustments:
Debt reduction initiative	(574)
Other	(57)
Total debt maturities	$293

Three Months Ended
Sep. 30, 2010
(in millions)
Net cash provided by operating activities (GAAP)	$514
Net cash used in investing activities (GAAP)	(802)
Adjustments:
Purchase of investments	439
Other	(1)
Total free cash flow	$150

(in billions)	Sep. 30, 2010		June 30, 2010		Dec. 31, 2009
Debt and capital lease obligations	$15.4		$15.8		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.7		1.0		1.1
Adjusted debt and capital lease obligations		$16.1		$16.8		$18.3
Plus: 7x last twelve months' aircraft rent		3.0		3.2		3.4
Adjusted total debt		19.1		20.0		21.7
Less: cash, cash equivalents and short-term investments		(3.9)		(4.4)		(4.7)
Adjusted net debt		$15.2		$15.6		$17.0

	Three Months Ended Sep. 30,
(in millions)	2010	2009
Non operating expense	$637	$383
Item excluded:
Loss on extinguishment of debt	(360)	(83)
Non-operating expense excluding special items	$277	$300

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2010		2009		2010		2009
CASM	12.48	¢	11.84	¢	12.55	¢	12.17	¢
Ancillary businesses	(0.26)		(0.28)		(0.27)		(0.32)
CASM excluding items not related
to generation of a seat mile	12.22	¢	11.56	¢	12.28	¢	11.85	¢
Items excluded:
Profit sharing	(0.29)		-		(0.16)		-
Restructuring and merger-related items	(0.32)		(0.21)		(0.19)		(0.16)
CASM excluding profit sharing and special items	11.61	¢	11.35	¢	11.93	¢	11.69	¢
Fuel expense and related taxes	(3.77)		(3.53)		(3.75)		(3.53)
CASM excluding fuel expense
and related taxes, profit sharing and special items	7.84	¢	7.82	¢	8.18	¢	8.16	¢

	Three Months Ended Sep. 30,			Nine Months Ended Sep. 30,
(in millions, except per cent data)	2010	2009		2010	2009
Consolidated operating expense	$7,947	$7,370		$22,043	$21,536
Less regional carriers operating expense	(1,708)	(1,527)		(4,695)	(4,347)
Mainline operating expense	$6,239	$5,843		$17,348	$17,189
Mainline CASM	11.29 ¢	10.87	¢	11.45 ¢	11.30	¢
Ancillary businesses	(0.27)	(0.33)		(0.28)	(0.38)
Mainline CASM excluding items not related
to generation of a seat mile	11.02 ¢	10.54	¢	11.17 ¢	10.92	¢
Items excluded:
Profit sharing	(0.33)	-		(0.18)	-
Restructuring and merger-related items	(0.10)	(0.23)		(0.12)	(0.18)
Mainline CASM excluding profit sharing and special items	10.59 ¢	10.31	¢	10.87 ¢	10.74	¢
Fuel expense and related taxes	(3.54)	(3.37)		(3.51)	(3.46)
Mainline CASM excluding fuel expense
and related taxes, profit sharing and special items	7.05 ¢	6.94	¢	7.36 ¢	7.28	¢